UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 27, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 27, 2011, Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), held its annual meeting of shareholders (the “2011 Annual Meeting”).  The following  matters were voted upon at the 2011 Annual Meeting:

(1)

To elect the eight directors nominated by the board of directors to serve as directors of the Company until the 2012 annual meeting of shareholders and until their successors are elected and qualified.  The final voting results on this proposal are as follows:

	For	Withheld	Broker Non-Votes
(1) Judith Ames Paul	23,682,197	133,900	1,055,041
(2) Terrence D. Paul	23,680,609	135,488	1,055,041
(3) Glenn R. James	23,763,841	52,256	1,055,041
(4) Randall J. Erickson	23,497,799	318,298	1,055,041
(5) John H. Grunewald	23,498,499	317,598	1,055,041
(6) Harold E. Jordan	23,596,952	219,145	1,055,041
(7) Mark D. Musick	23,500,129	315,968	1,055,041
(8) Addison L. Piper	23,498,382	317,715	1,055,041

(2)

Advisory vote to approve executive compensation.  The final voting results on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
22,540,695	1,271,617	3,785	1,055,041

(3)

Advisory vote on the frequency of the advisory vote on executive compensation.  The final voting results on this proposal are as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
23,675,450	10,717	125,642	3,288	1,056,041

(4)

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2011.  The final voting results on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes
24,798,397	27,440	2,416	42,885

Item 8.01.  Other Events.

On April 27, 2011, the Company issued a press release (the “Press Release”) announcing the Company’s declaration of a quarterly cash dividend of $.08 per share of Company common stock to be paid June 1, 2011 to the Company’s shareholders of record as of May 13, 2011.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 28, 2011

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 27, 2011